EXHIBIT 10.2

WYNDCREST DD HOLDINGS, INC.

2006 GENERAL COMMON STOCK EQUITY PLAN

Table of Contents

Page
1.	Introduction	1
1.1	General	1
1.2	Headings, Definitions	1
2.	Shares Subject to this Plan		1
3.	Eligibility		1
4.	Option Terms		1
	4.1	Price	1
	4.2	Term	2
	4.3	Vesting	2
	4.4	Exercise	2
	4.5	Form of Payment	4
	4.6	Buyout Provisions	5
5.	Restricted Stock Awards		5
	5.1	Restricted Stock Awards	5
6.	Administration		6
	6.1	General	6
	6.2	Authority of Administrator	6
7.	Tax Withholding and Reporting		7
	7.1	Tax Withholding Alternatives	7
	7.2	Reporting of Dispositions	7
8.	Certain Transactions and Events		7
	8.1	In General	7
	8.2	Changes in Capital Structure	8
	8.3	Assumption of Awards by Successor	8
	8.4	Golden Parachute Cut-Back to Preserve Benefits	8
	8.5	Other Treatment of Awards	8
9.	Compliance with Law		8
	9.1	General	8
	9.2	Financial Information	9
10.	Amendment or Termination of this Plan or Outstanding Awards		9

i

	10.1	Amendment and Termination	9
	10.2	Section 409A Provisions	9
	10.3	Stockholder Approval	9
	10.4	Effect	9
11.	Special Arrangements Regarding Award Shares		10
	11.1	Escrows and Pledges	10
	11.2	Repurchase Rights	10
	11.3	Market Standoff	11
	11.4	Dividends	11
12.	Beneficiaries		11
13.	Term of Plan		12
	13.1	Effective Date	12
	13.2	Term	12
14.	Miscellaneous		12
	14.1	Governing Law	12
	14.2	Nonassignability of Awards	12
	14.3	Nonexclusivity of this Plan	12
	14.4	Foreign Jurisdictions	12
	14.5	Reservation of Shares	12
	14.6	Written and Electronic Communications	12
	14.7	Consulting or Employment Relationship	13
	14.8	Board Discretion	13
	14.9	Conditions Upon Issuance of Shares	13
	14.10	Notices	13

ii

WYNDCREST DD HOLDINGS, INC.
2006 GENERAL COMMON STOCK EQUITY PLAN

1.	Introduction

1.1 General. This Wyndcrest DD Holdings, Inc. 2006 General Common Stock Equity Plan (the “Plan”) is intended to enhance the long-term stockholder value of the Company by offering eligible persons the opportunity to participate in the Company’s growth. This Plan is intended to comply with Rule 701 promulgated under the Securities Act and Section 25102(o) of the California Securities Act, although the Company may formally or informally establish one or more sub-plans to rely on federal and state exemptions other than Rule 701 and Section 25102(o) of the California Securities Act. Provisions of this Plan, which in the determination of the Administrator derive solely from Rule 701 and/or Section 25102(o), may be waived at the time of grant in the discretion of the Administrator.

1.2 Headings, Definitions. Headings are intended as a guide and are not intended to have substantive meaning. Unless otherwise defined in the Plan, capitalized terms used herein are defined in Exhibit A, which is incorporated herein by this reference.

2.	Shares Subject to this Plan

Subject to adjustment under Section 8.2, the maximum number of Shares that may be issued under this Plan is 14,297,170; provided, however, that at no time shall the total number of Shares issuable upon exercise of all outstanding Options and the total number of Shares provided for under any stock bonus or similar plan of the Company exceed the applicable percentage as calculated in accordance with the conditions and the exclusions set forth in either of (i) Section 260.140.45 of the California Code of Regulations or (ii) subparagraph (d) of Rule 701 promulgated under the Securities Act, based on the Shares which are outstanding at the time the calculation is made. To the extent an Option later terminates or expires without having been exercised, or is surrendered pursuant to an Option Exchange Program, the remaining number of Shares available for issuance under this Plan shall be increased by the same amount. If Shares issued pursuant to a Restricted Stock Award are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

3.	Eligibility

Awards may be granted to current, prospective and former Employees, Directors and Consultants, although Incentive Stock Options may only be granted to current Employees.

4.	Option Terms

4.1 Price. Except as permitted by Applicable Law and set forth in the Award Agreement, no Option may have a Purchase Price less than 100% of the Fair Market Value of the underlying Shares on the Grant Date. If an Option is granted to a Ten Percent Shareholder, that Option shall have a Purchase Price equal to or greater than 110% of the Fair Market Value of the Shares on the Grant Date.

4.2 Term. No Option shall be exercisable after its Expiration Date or have an Expiration Date that is more than ten years (five years in the case of a Ten Percent Shareholder) after its Grant Date.

4.3 Vesting. Unless otherwise provided in the Award Agreement, Options shall vest (i.e., the vested portion of an Award will no longer be subject to forfeiture based solely on length of employment) annually in four equal installments over a four year period from the Grant Date, provided there has not been a Termination of Participant’s service as of any vesting date. Notwithstanding the foregoing, except in the case of Options granted to Officers, Directors and Consultants, Options shall become vested and exercisable at a rate of not less than twenty percent (20%) per year over five (5) years from the date the Options are granted. Notwithstanding the foregoing, unless otherwise specifically provided in the Award Agreement, no portion of the Option shall be vested if there has been a Termination of Participant’s service within twelve (12) months from the Grant Date.

4.4 Exercise

(a) In General. An Option may be exercised only after and only to the extent the Option is vested in accordance with Section 4.3. In no event may an individual exercise an Option within 6 months after the Grant Date if that individual is not exempt from the overtime pay requirements of the Federal Fair Labor Standards Act. Shares acquired pursuant to an Option may be subject to Reverse Vesting, as set forth in the applicable Award Agreement.

(b) Designation of Options; Exercise Limitation for Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding the foregoing, Options granted under this or any other plan sponsored by the Company or Affiliates shall constitute incentive stock options pursuant to Section 422 of the Code only to the extent the Fair Market Value (determined as of the Grant Date) of Shares first exercisable in any calendar year does not exceed $100,000. Unless otherwise provided in the Award Agreement, to the extent Options must be Nonstatutory Stock Options because of this limitation, those with the highest exercise prices will be the first to be designated Nonstatutory Stock Options.

(c) Effective Exercise. Options shall be considered exercised when the Company receives: (i) written notice of exercise from the person entitled to exercise the Option, in the form of an option exercise and stock purchase agreement approved by the Administrator, and signed by such person, (ii) full payment, or provision for such payment, in a form and method approved by the Administrator, for the Shares for which the Option is being exercised, and (iii) with respect to Nonstatutory Stock Options, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Option may not be exercised for a fraction of a Share.

(d) Issuance of Shares. The Company shall issue Shares in the name of the person properly exercising the Option. If the Participant is that person and so requests, the Shares shall be issued in the name of the Participant and the Participant’s spouse. The Company shall endeavor to issue Award Shares promptly after an Award is exercised. However, until Award Shares are actually issued, as evidenced by the appropriate entry in the stock ledger of the Company or its transfer agent, the Recipient will not have the rights of a stockholder with respect to those Award Shares, even though the Recipient has completed all the steps necessary to exercise the Option. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Shares are issued, except as provided in Section 8.

(e) Termination

(i) In General. Except as provided in an Award Agreement or in writing by the Administrator and as otherwise provided in this Subsection 4.4(e), after a Participant’s Termination, the Participant’s Options shall be exercisable only for the three months after the Termination, but in no event after the Expiration Date and only to the extent they are vested on the date of that Termination. To the extent the Participant does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

(ii) Leaves of Absence. Unless otherwise provided in the Award Agreement, no Option may be exercised more than three months after the beginning of a leave of absence, other than a personal or medical leave approved by an authorized representative of the Company with employment guaranteed upon return. Options shall not continue to vest during a leave of absence, unless otherwise determined by the Administrator with respect to an approved personal or medical leave with employment guaranteed upon return.

(iii) Death or Disability. Unless otherwise provided in the Award Agreement, if Participant’s Termination is due to death or disability (as determined by the Administrator with respect to all Options other than Incentive Stock Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Options of that Participant to the extent exercisable at the date of that Termination may be exercised for one year after that Termination, but in no event after the Expiration Date, and provided further, that no extension of such time period shall be made at any time where the exercise price per Share of such Option is less than the Fair Market Value of one Share at the time of such proposed extension, unless it is determined that such extension will not cause the Participant to incur additional tax and interest charges upon exercise of such Option under Section 409A of the Code. In the case of Termination due to death, an Option may be exercised as provided in Section 12. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Participant and been granted this authority as part of that appointment, that guardian or conservator may exercise the Option on behalf of the Participant. In the case of a Participant who dies or becomes disabled after Termination, if the Termination was not due to Cause and unless otherwise provided in the Award Agreement, all Options of that Participant, to the extent they are exercisable at the date of that Termination and at the date of the Participant’s death or disability (without regard to such death or disability), may be exercised for one year after that Termination, but in no event after the Expiration Date, and provided further, that no extension of such time period shall be made at any time where the exercise price per Share of such Option is less than the Fair Market Value of one Share at the time of such proposed extension, unless it is determined that such extension will not cause the Participant to incur additional tax and interest charges upon exercise of such Option under Section 409A of the Code.

(iv) Termination for Cause. If Participant’s Termination is due to Cause, all of the Participant’s Awards shall automatically terminate and cease to be exercisable at the time of Termination and the Company shall have the right to repurchase the Participant's Award Shares as set forth in Section 11.2(b) below.

4.5 Form of Payment

(a) The Administrator shall determine the acceptable form and method of payment for exercising an Option.

(b) Acceptable forms of payment for all Award Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

(c) In addition, the Administrator may permit payment to be made by any of the following methods:

(i) the delivery of other Shares, or the designation of other Shares, which (A) are “mature” shares for purposes of avoiding variable accounting treatment under generally accepted accounting principles (generally mature shares are those that have been owned by the Participant for more than six months on the date of surrender), and (B) have a Fair Market Value on the date of surrender equal to the Purchase Price of the Shares as to which the Option is being exercised;

(ii) provided that a public market then exists for the Shares, through consideration received by the Company under a procedure under which a broker-dealer that is a member of the National Association of Securities Dealers advances funds on behalf of a Recipient or sells Award Shares on behalf of a Recipient (a “Cashless Exercise Procedure”), provided that if the Company extends or arranges for the extension of credit to a Recipient under any Cashless Exercise Procedure, no Officer or Director may participate in that Cashless Exercise Procedure in violation of Applicable Law;

(iii) the delivery of one or more full recourse promissory notes bearing interest which is at least sufficient to avoid imputation of interest under Sections 483, 1274, and 7872 of the Code and which takes into account any relevant accounting issues, provided Consultants may not purchase Award Shares with a note unless the note is adequately secured by collateral other than the Award Shares. Also, the portion of the Purchase Price equal to the par value of the Award Shares shall in all events be paid in cash. Notwithstanding any provision to the contrary, the Company may require repayment under Applicable Law which may prohibit loans in certain circumstances if the Company is a publicly reporting company under the Exchange Act;

(iv) cancellation of any debt owed by the Company or any Affiliate to the Participant or waiver of compensation for services previously rendered to the Company or any Affiliate; and

(v) any combination of methods of payment permitted by any paragraph of this Section 4.5.

(d) The Administrator may also permit any other form or method of payment for Award Shares permitted by Applicable Law.

4.6 Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

5.	Restricted Stock Awards

5.1 Restricted Stock Awards. Restricted Stock Awards may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. The following rules apply to all Restricted Stock Awards:

(a) Price. Except as permitted by Applicable Law and set forth in the Award Agreement, no Restricted Stock Award may have a Purchase Price less than 85% (100% if granted to a Ten Percent Shareholder) of the Fair Market Value of the underlying Shares on the Grant Date or on the date on which the purchase is completed. In no event will the Purchase Price of any Restricted Stock Award be less than the par value of the Shares issuable under the Restricted Stock Award if that is required by Applicable Law.

(b) Term. No Restricted Stock Award shall be exercisable after its Expiration Date. No Restricted Stock Award may have an Expiration Date that is more than ten years after its Grant Date.

(c) Vesting. Restricted Stock Awards shall vest as set forth in the Award Agreement. If so provided in the Award Agreement, Award Shares acquired pursuant to a Restricted Stock Award may be subject to Reverse Vesting.

(d) Form of Payment. The Administrator shall determine the acceptable form and method of payment for exercising a Restricted Stock Award.

(i) Acceptable forms of payment for all Award Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

(ii) In addition, the Administrator may permit payment to be made by any of the other methods permitted with respect to the exercise of Options pursuant to Section 4.5.

(e) Rights as a Stockholder. Once the Restricted Stock Award is exercised, the Recipient shall have rights equivalent to those of a stockholder of the Company and shall be a stockholder of the Company when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Restricted Stock Award is exercised, except as provided in Section 8 of this Plan.

6.	Administration

6.1 General. The Administrator shall have ultimate responsibility for administering this Plan and its determinations and actions shall be final, binding and conclusive for all purposes hereof. All actions and determinations by the Administrator are subject to the provisions of this Plan.

6.2 Authority of Administrator. Subject to the other provisions of this Plan, the Administrator shall have the authority to:

(a) grant Awards;

(b) determine the Fair Market Value of Shares;

(c) determine the Purchase Price of Awards;

(d) select the Participants;

(e) determine the times Awards are granted;

(f) determine the number of Shares subject to each Award;

(g) determine the methods of payment that may be used to purchase Shares;

(h) determine the methods of payment that may be used to satisfy withholding tax obligations;

(i) determine the other terms of each Award, including but not limited to the time or times at which Options may be exercised, whether and under what conditions an Award is assignable, and whether an Option is a Nonstatutory Stock Option or an Incentive Stock Option;

(j) amend, modify, exchange or replace any Award;

(k) authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

(l) determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

(m) interpret this Plan and any Award Agreement or document related to this Plan;

(n) correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Award Agreement or any other document related to this Plan;

(o) adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

(p) adopt, amend and revoke special rules and procedures, which may be inconsistent with the terms of this Plan, set forth (if the Administrator so chooses) in sub-plans regarding (for example) the operation and administration of this Plan and the terms of Awards, in each case, if and to the extent necessary or useful to accommodate non-U.S. Applicable Laws and practices as they apply to Awards and Award Shares held by, or granted or issued to, persons working or resident outside the United States or employed by Affiliates incorporated outside the United States;

(q) determine whether a transaction or event should be treated as a Change of Control;

(r) make all other determinations and take all other actions the Administrator deems necessary or advisable for the administration of this Plan; and

(s) initiate an Option Exchange Program.

7.	Tax Withholding and Reporting

7.1 Tax Withholding Alternatives

(a) General. At such times as may be necessary to comply with Applicable Law, the Company may require the Recipient to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Recipient or the Company. The Company shall have no obligation to deliver Award Shares or release Award Shares from an escrow or permit a transfer of Award Shares until the Recipient has satisfied those tax withholding obligations.

(b) Method of Payment. The Recipient shall pay any required withholding using the forms of consideration described in Section 4.5(b), except that, in the discretion of the Administrator, the Company may also permit the Recipient to use any of the forms of payment described in Section 4.5(c). The Administrator may also permit Award Shares to be withheld to pay required withholding. If the Administrator permits Award Shares to be withheld, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates.

7.2 Reporting of Dispositions. Any holder of Award Shares acquired under an Incentive Stock Option shall promptly notify the Administrator, following such procedures as the Administrator may require, of the sale or other disposition of any of those Award Shares if the disposition occurs: (a) before either two years after the Grant Date of the Incentive Stock Option or one year after the date the Incentive Stock Option was exercised, or (b) during such other period as the Administrator has established.

8.	Certain Transactions and Events

8.1 In General. Except as specifically provided in this Section 8, no change in the capital structure of the Company, merger, sale or other disposition of assets or of a subsidiary, Change of Control, issuance by the Company of shares of any class of securities convertible into shares of any class, conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 8. Additional provisions with respect to the foregoing transactions are set forth in Section 10.4.

8.2 Changes in Capital Structure. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company (not including a Corporate Transaction or Change of Control), the Administrator shall make whatever adjustments it concludes are appropriate to: (a) the number and type of Awards that may be granted under this Plan and to any person under this Plan, (b) the Purchase Price and number and class of securities issuable under each outstanding Award, and (c) in the case of an Outstanding Award subject to Reverse Vesting, the repurchase price of Award Shares that are subject to repurchase rights. Unless the Administrator specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded to the next lower whole security. The Administrator need not adopt the same rules for each Award or each Recipient.

8.3 Assumption of Awards by Successor. In the event of a Corporate Transaction or a Change of Control, any and all outstanding Awards shall be assumed, converted or replaced by the successor corporation (if any) or a parent or subsidiary of such successor corporation (the "Successor Corporation") or an equivalent award shall be substituted by the Successor Corporation, which assumption, conversion, replacement or substitution will be binding on all Participants. The Successor Corporation may also issue, in place of outstanding Shares held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event the Successor Corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a transaction described in this Section 8.3, such Awards will expire upon the consummation of such transaction.

8.4 Golden Parachute Cut-Back to Preserve Benefits. If the Administrator determines that the net after-tax amount to be realized by any Recipient, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Recipient in connection with any transaction or event addressed in this Section 8 would be greater if one or more of those steps were not taken or payments were not made with respect to that Recipient’s Awards or Award Shares, then and to that extent one or more of those steps shall not be taken and payments shall not be made, as determined by the Administrator.

8.5 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 8, in the event of the occurrence of any Corporate Transaction, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

9.	Compliance with Law

9.1 General. The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Awards may not be exercised, and Award Shares may not be transferred, in violation of Applicable Law. Thus, for example, Awards may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Award Shares, or (b) in the opinion of legal counsel to the Company, those Award Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer. As a condition to the exercise of any Award or the transfer of any Award Shares, the Company may require the Recipient to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

9.2 Financial Information. The Company shall furnish its annual financial statements to each Participant during the period the Participant holds any Option, Restricted Stock Award or Award Shares. Those statements shall include a balance sheet and income statement, and shall be delivered as soon as is practical after the end of the Company’s fiscal year. This section does not apply to Participants who are key Employees and whose duties afford them access to those financial statements.

10.	Amendment or Termination of this Plan or Outstanding Awards

10.1 Amendment and Termination. The Board may at any time amend, suspend, or terminate this Plan.

10.2 Section 409A Provisions. It is intended that no Award granted under this Plan shall be subject to any interest or additional tax under Section 409A of the Code, except as specifically indicated by the Administrator. In the event Code Section 409A is amended after the date hereof, or regulations or other guidance is promulgated after the date hereof that would make an Option subject to the provisions of Code Section 409A, then the terms and conditions of this Plan shall be interpreted and applied, to the extent possible, in a manner to avoid the imposition of the provisions of Code Section 409A.

10.3 Stockholder Approval. The Company shall obtain the approval of the Company’s stockholders for this Plan (within 12 months after the Board approved this Plan), and for any amendment to this Plan if stockholder approval is necessary or desirable to comply with any Applicable Law or with the requirements applicable to the grant of Awards intended to be Incentive Stock Options. The Board may also, but need not, require that the Company’s stockholders approve any other amendments to this Plan.

10.4 Effect. Except to the extent necessary to avoid the imposition of additional tax and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation, no amendment, suspension, or termination of this Plan, and no modification, exchange or replacement of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Participant unless either (i) the affected Participant consents to the amendment, suspension, termination, modification, exchange or replacement or (ii) at least a majority (greater than 50%) of affected Participants’ vote in favor of the amendment, suspension, termination, modification, exchange or replacement. However, no such consent or vote shall be required if the Board determines in its sole and absolute discretion that the amendment, suspension, termination, modification, exchange or replacement: (a) is required or advisable in order for the Company, the Plan or the Award to satisfy Applicable Law, to meet the requirements of any applicable accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 8, is in the best interests of the Company or its stockholders. The Board may, but need not, take the tax consequences to affected Participants into consideration in acting under the preceding sentence. Those decisions will be final, binding and conclusive for all purposes hereof. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination, or Award Shares issued under such Awards, even if those Award Shares are issued after the termination.

11.	Special Arrangements Regarding Award Shares

11.1 Escrows and Pledges. To enforce any restrictions on Award Shares including restrictions related to Reverse Vesting, the Administrator may require their holder to deposit the certificates representing Award Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions, as well as securities law restrictions, to be placed on the certificates. Any Recipient who delivers a promissory note as partial or full consideration for the purchase of Award Shares will be required to pledge and deposit with the Company some or all of the Award Shares as collateral to secure the payment of the note. However, the Administrator may require or accept other or additional forms of collateral to secure the note and, in any event, the Company will have full recourse against the maker of the note, notwithstanding any pledge or other collateral.

11.2 Repurchase Rights

(a) Reverse Vesting. If an Option or Restricted Stock Award is subject to Reverse Vesting, the Company shall have the right, but not the obligation, during the 90 days after the Participant’s Termination, to repurchase any or all of the Award Shares that were unvested under the applicable reverse vesting schedule as of the date of that Termination, at a purchase price determined by the Administrator in accordance with this Section 11.2. The repurchase price shall be the lower of the Purchase Price for those Shares (minus the amount of any cash dividends paid or payable with respect thereto for which the record date precedes the repurchase), or the Fair Market Value of those Shares as of the date of the Termination. The repurchase price shall be paid in cash or, if the Award Shares were purchased in whole or in part with a promissory note, cancellation of indebtedness under that note, or a combination of those means. The Company’s right to repurchase Award Shares granted to any Participant, who is not an Officer, Company Director or Consultant pursuant to Section 25102(o) of the California Securities Act, at Fair Market Value will terminate if and when Shares become Listed Securities. The Company may assign this right of repurchase.

(b) Repurchase Following Termination for Cause. In the event that a Participant's Termination is due to Cause, the Company shall have the right, but not the obligation, during the 90 days after such Participant’s Termination or after exercise of the Award if the Award is exercised after Termination, to repurchase such Participant’s Award Shares. The repurchase price shall be the lower of: (i) the Purchase Price for those Award Shares, minus the amount of any cash dividends paid or payable with respect to the Award Shares for which the record date precedes the repurchase, and (ii) the Fair Market Value of those Award Shares as of the date of the Termination. The repurchase price shall be paid in cash or, if the Award Shares were purchased in whole or in part with a promissory note, cancellation of indebtedness under that note, or a combination of those means. This right of repurchase shall terminate if and when Shares are registered under Section 12 of the Exchange Act. The Company may assign this right of repurchase. The Company will, in connection with such repurchase, be entitled to receive customary representations and warranties from the Participant regarding such sale and to require that his or her signature be guaranteed.

(c) Procedure. The Company may, in it sole discretion, exercise any of its repurchase rights under this Section 11.2. The Company or its assignee may choose to give the Recipient a written notice of exercise of its repurchase rights under this Section 11.2. However, the Company’s failure to give such a notice shall not affect its rights to repurchase Award Shares. The Company must, however, tender the repurchase price during the period specified in this Section 11.2 for exercising its repurchase rights in order to exercise such rights.

11.3 Market Standoff. If requested by the Company or a representative of its underwriters in connection with a registration of any securities of the Company under the Securities Act, Recipients or certain Recipients shall be prohibited from selling some or all of their Award Shares during a period not to exceed 180 days after the effective date of a registration statement filed with respect to the initial public offering of the Company’s common stock and 90 days after the effective date of any other registration statement of the Company. This restriction shall apply only to the first two registration statements of the Company to become effective under the Securities Act. However, it shall not apply to any registration statement on Form S-8 or an equivalent registration statement. Moreover, registration statements on Form S-4, S-8 or equivalent registration statements shall not count as either of those two registration statements.

11.4 Dividends. Dividends on Award Shares that are subject to any restrictions, including Reverse Vesting, shall be subject to the same restrictions, including those set forth in this Section 11, as the Award Shares on which the dividends were paid.

12.	Beneficiaries

A Participant may file with the Administrator a written designation of one or more beneficiaries who are to receive the Participant’s rights under the Participant’s Awards after the Participant’s death. A Participant may change such a designation at any time by written notice to the Administrator. If a Participant designates a beneficiary, the beneficiary may exercise the Participant’s Awards after the Participant’s death. If a Participant dies when the Participant has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Participant’s estate to exercise the Award or, if there is none, the person entitled to exercise the Award under the Participant’s will or the applicable laws of descent and distribution. In any case, no Award may be exercised after its Expiration Date.

13.	Term of Plan

13.1 Effective Date. This Plan shall be effective on the date it is approved by the Board. However, in the event the Company’s stockholders do not approve this Plan within 12 months after the Board approves this Plan, any awards under this Plan shall be null and void ab initio.

13.2 Term. Subject to the provisions of the Plan, Awards may be granted under this Plan for a period of ten years from the earlier of the date on which the Board approves this Plan and the date on which the Company’s stockholders approve this Plan. If the Company’s stockholders subsequently re-approve the Plan and any amendments thereto, the term of the Plan shall be extended to ten years from the earlier of that subsequent stockholder approval or the date of the Board action approving the re-approved plan, unless otherwise provided by the Board.

14.	Miscellaneous

14.1 Governing Law. This Plan, the Award Agreements, and all other agreements entered into under this Plan, and all actions taken under this Plan or in connection with Awards or Award Shares shall be governed by the substantive laws, but not the choice of law rules, of the State of California.

14.2 Nonassignability of Awards. No Award shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution, or as otherwise determined by the Administrator in the case of Awards which are not Incentive Stock Options. However, Awards may be transferred and exercised in accordance with a Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Participant. During the life of the Participant, an Incentive Stock Option may be exercised only by the Participant. The Company’s compliance with a Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Participant, shall not violate this Section 14.2.

14.3 Nonexclusivity of this Plan. This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans or independently of any plan.

14.4 Foreign Jurisdictions. The terms of any Award Agreement will control and if necessary supersede any terms of this Plan to the contrary to the extent such terms are necessary to comply with the laws of any foreign jurisdiction.

14.5 Reservation of Shares. During the term of this Plan, the Company will at all times reserve and keep available such number of Shares as are still issuable under this Plan.

14.6 Written and Electronic Communications. Any Award Agreement, notice of exercise of an Award, or other document required or permitted by this Plan shall be delivered in writing or, to the extent permitted by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

14.7 Consulting or Employment Relationship. Nothing in this Plan or in any Award Agreement, and no Award or the fact that Award Shares remain subject to repurchase rights, shall: (A) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Participant at any time, whether with or without Cause or reason, and with or without the payment of severance or any other compensation or payment, or (B) interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or of Applicable Law relating to the election, appointment, term of office, or removal of a Director.

14.8 Board Discretion. The Board shall have the power to accelerate the time at which an Option or Restricted Stock Award may first be exercised or the time during which an Option or Restricted Stock Award or any part thereof will vest pursuant to the provisions of the Plan, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

14.9 Conditions Upon Issuance of Shares. The Company may require any person to whom an Award is granted, or any person to whom an Award is transferred pursuant to the provisions of the Plan, as a condition of exercising or acquiring Shares under any Award, (i) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or that he or she has employed a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Shares subject to the Award for such person’s own account and not with any present intention of selling or otherwise distributing such Shares.

14.10 Notices. Unless the Administrator specifies otherwise, any notice to the Company under any Award Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 14.6, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.

Adopted by the Board on: September 26, 2006

Effective date of this Plan: September 26, 2006

WYNDCREST DD HOLDINGS, INC.
2006 GENERAL COMMON STOCK EQUITY PLAN
EXHIBIT A

This Plan uses the following defined terms:

(a) “Administrator” means the Board or its delegate.

(b) “Affiliate” means a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Administrator designates as an “Affiliate” for purposes of this Plan.

(c) “Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Awards or Award Shares.

(d) “Award” means a Restricted Stock Award or Option granted in accordance with the terms of the Plan.

(e) “Award Agreement” means the document evidencing the grant of an Award.

(f) “Award Shares” means Shares covered by an outstanding Award or purchased under an Award.

(g) “Board” means the Board of Directors of the Company.

(h) “California Securities Act” means the California Corporate Securities Law of 1968, as amended and as may be further amended from time to time.

(i) “Cause” means (i) employment-related dishonesty, fraud, misconduct, and disclosure or misuse of confidential information; (ii) conduct that is likely to cause significant injury to the Company, an Affiliate or any of their respective Employees, Officers or Directors (including, without limitation, commission of a felony or similar offense), the Employee’s material violation of the policies of the Company or any Affiliate, in each case as determined by the Administrator; (iii) willful and intentional misuse or diversion of the Company’s or any Affiliate’s funds, embezzlement, or fraudulent or willful and material misrepresentations or concealments on any written reports submitted to the Company or any Affiliate; (iv) material failure to perform the duties of the Employee pursuant to his or her employment, or his or her habitual neglect thereof, which is not cured within ten days following the Company’s (or any Affiliate’s) notice thereof to such Employee; or (v) willful and material failure to follow or comply with lawful directives of the Board of Directors of the Company or any Affiliate. “Cause” shall not require that a civil judgment or criminal conviction have been entered against or guilty plea shall have been made by the Participant regarding any of the matters referred to in the previous sentence. Accordingly, the Administrator shall be entitled to determine “Cause” based on the Administrator’s good faith belief. If the Participant is criminally charged with a felony or similar offense, that shall be a sufficient, but not a necessary, basis for such a belief.

(j) “Change of Control” means (a) a merger, consolidation or amalgamation to which the Company is a party and in which the beneficial stockholders of the Company, immediately before the transaction, as a result thereof beneficially own securities representing less than a majority of the total combined voting power or value of the surviving corporation immediately after the transaction, (b) a sale of all or substantially all of the Company’s assets, (c) the acquisition by any person or entity (other than one or more Permitted Holders, as such term is defined in that certain Purchase Agreement, dated as of July 21, 2006, by and among, inter alios, the Company, certain subsidiaries of the Company, and Falcon Mezzanine Partners II, L.P.), including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, of securities representing 50% or more of the total combined voting power or value of the Company, (d) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board or (e) any other transaction or event that the Board determines (whether before or after the occurrence of the transaction or event) in its discretion shall constitute a Change of Control for purposes of this Plan.

(k) “Code” means the Internal Revenue Code of 1986 as amended, and as may be further amended from time to time.

(l) “Company” means Wyndcrest DD Holdings, Inc., a Delaware corporation.

(m) “Company Director” means a member of the Board.

(n) “Consultant” means a person who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee. Notwithstanding the foregoing, no grant of an Award may be made to any entity unless the grant and exercise are made in reliance on federal and state securities laws exemptions other than Rule 701 under the Securities Act and Section 25102(o) of the California Securities Act.

(o) “Corporate Transaction” means any: (a) dissolution of the Company; (b) sale of all or substantially all of the Company’s assets; or (c) merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group (other than one or more Permitted Holders, as such term is defined in that certain Purchase Agreement, dated as of July 21, 2006, by and among, inter alios, the Company, certain subsidiaries of the Company, and Falcon Mezzanine Partners II, L.P.), of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company.

(p) “Director” means a member of the Board of Directors of the Company or an Affiliate.

(q) “Domestic Relations Order” means a “domestic relations order” as defined in, and otherwise meeting the requirements of, Section 414(p) of the Code, except that reference to a “plan” in that definition shall be to this Plan.

(r) “Employee” means a regular employee of the Company or an Affiliate, including an Officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Participant’s Award under Section 8. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

(s) “Exchange Act” means the U.S. Securities Exchange Act of 1934 as amended, and as may be further amended from time to time.

(t) “Expiration Date” means, with respect to an Award, the date stated in the Award Agreement as the expiration date of the Award or, if no such date is stated in the Award Agreement, then the last day of the maximum exercise period for the Award, disregarding the effect of a Participant’s Termination or any other event that would shorten that period.

(u) “Fair Market Value,” with respect to Shares, means the amount determined under the following circumstances:

(i) No Established Market. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Board or Administrator will determine Fair Market Value in good faith. The Board or Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company’s net worth, prospective earning power, dividend paying capacity, and non-operating assets, if any, and (iii) any other relevant factors, including the economic outlook for the Company and the Company’s industry, the Company’s position in that industry, the Company’s goodwill and intellectual property, and the values of securities of other businesses in the same industry.

(ii) Listed Stock. If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “Value Date”) as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred before the Value Date, Fair Market Value shall be the most recently reported closing bid for Shares. If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bids on the primary exchange or system on which Shares are traded or quoted.

(iii) Stock Quoted by Securities Dealer. If Shares are regularly quoted by a recognized securities dealer but sales and bid prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

(iv) Initial Public Offering. The Fair Market Value of Shares on the date, if any, that the Company makes an initial public offering of Shares shall be the price at which Shares are first offered to the public.

(v) “Grant Date” means the date the Administrator approves the grant of an Award. However, if the Administrator specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.

(w) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Award Agreement for that Option.

(x) “Listed Securities” means the Shares as listed or approved for listing upon notice of issuance on a national securities exchange or other market system that meets the requirements of Section 25100(o) of the California Securities Act.

(y) “Nonstatutory Stock Option” means any Option other than an Incentive Stock Option.

(z) “Officer” means a person who is an officer, within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, of the Company or an Affiliate.

(aa) “Option” means a right to purchase Shares granted under this Plan.

(bb) “Option Exchange Program” means a program whereby outstanding Options are exchanged for Options with similar or different terms, including an equal or lower exercise price.

(cc) “Participant” means a person who has been granted an Option or Restricted Stock Award.

(dd) “Plan” means this Wyndcrest DD Holdings, Inc. 2006 General Common Stock Equity Plan.

(ee) “Purchase Price” means the price payable by a Participant under an Award, not including any amount payable in respect of withholding or other taxes.

(ff) “Recipient” means: (i) a person to whom an Award has been granted, (ii) a person to whom an Award has been transferred in accordance with all applicable requirements of Sections 12 and 14.2, and (iii) a person who holds Award Shares subject to any right of repurchase under Section 11.2.

(gg) “Restricted Stock Award” means an offer by the Company to sell Shares subject to certain restrictions set forth in an Award Agreement.

(hh) “Reverse Vesting” means, with respect to an Option, that such Option is or was fully exercisable on the Grant Date, but that, subject to a “reverse” vesting schedule, the Company has a right to repurchase the underlying Award Shares as specified in Section 11.2(a), with the Company’s right of repurchase expiring in accordance with a “forward” vesting schedule that would otherwise have applied to the Option under which the Award Shares were purchased or in accordance with some other vesting schedule described in the Award Agreement. With respect to a Restricted Stock Award, Reverse Vesting means that the Company has a right to repurchase the Award Shares purchased pursuant to the Restricted Stock Award, as specified in Section 11.2(a), with the Company’s right of repurchase expiring in accordance with the vesting schedule in the Award Agreement.

(ii) “Securities Act” means the U.S. Securities Act of 1933 as amended, and as may be further amended from time to time.

(jj) “Share” means a share of the common stock of the Company or a unit of any other securities substituted for the common stock under Section 8.

(kk) “Ten Percent Shareholder” means any person who, at the relevant Grant Date, owns more than 10% of the voting power of the Company or any corporate Affiliate.

(ll) “Terminate” or “Termination” refer to the Participant having ceased to be, with or without any cause or reason, an Employee, Director or Consultant. However, unless so determined by the Administrator or as otherwise provided in the Plan, “Termination” shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the “Termination” of that Affiliate’s Employees, Directors, and Consultants.